EXHIBIT 99.1

Integer Holdings Corporation Provides 2022 Update

PLANO, Texas, Oct. 05, 2022 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE: ITGR), a leading medical device outsource manufacturer, provides a revised 2022 outlook and an update on the third quarter.

Integer’s customer demand continues to be very strong from end-market growth and the execution of the company’s growth strategies, however, the supply chain environment remains challenging.

Third quarter sales were negatively impacted by approximately $15 million, primarily due to deteriorating delivery performance and missed commitments from three suppliers. Third quarter preliminary operating income has been negatively impacted by approximately $12 million from the lower sales volume ($8 million) and higher manufacturing costs ($4 million). Manufacturing costs are higher due to increased wages, freight, and adding 5% more direct labor in the third quarter in an effort to deliver the high-end of July’s sales guidance.

“We are further intensifying our focus on supplier management and, to address the impact of higher manufacturing and direct labor costs, we recently reduced SG&A costs by approximately $8 million on an annualized basis,” said Joseph Dziedzic, Integer’s president and CEO. “Also, we continue to raise prices with customers to pass through inflationary costs and expect year-over-year price to be flat or slightly positive in 2023, versus a typical 1% to 2% reduction.”

Integer’s updated full year guidance incorporates a reduction of approximately $35 million in sales of neuromodulation devices, complex catheters, and non-medical batteries due to these three suppliers’ delivery challenges. Full-year operating income is expected to be negatively impacted by approximately $25 million from lower sales volume ($17 million) and higher costs ($8 million). Full year manufacturing costs are expected to be higher due to increased wages, freight, and the additional direct labor.

Mr. Dziedzic concluded, “The fundamentals of our growth strategy remain strong, and we are confident that we are well positioned to capitalize on an environment where customers are focused on consolidating their supplier base with trusted partners. Looking forward to 2023, our preliminary sales outlook is 7% to 9% growth, supported by end-market demand, a strong backlog and continued new product introductions. We remain focused on executing our operational excellence and product line growth strategies and are confident we will address these short-term challenges to deliver for our customers and the patients they serve.”

Preliminary Q3 2022(a)

Third quarter preliminary view (dollars in millions, except per share amounts):

	GAAP	Non-GAAP(b)
Sales	$342 to $344	N/A
Operating income	$25 to $30	$43 to $48
Net income	$13 to $17	$29 to $33
Diluted earnings per share	$0.38 to $0.51	$0.86 to $0.99

The preliminary view for the third quarter ended September 30, 2022 is based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s standard quarter closing procedures.

Full Year 2022 Outlook(a)
The company updated its outlook for certain metrics for full year 2022 (dollars in millions, except per share amounts).

	Updated Guidance		Prior Guidance
	GAAP	Non-GAAP(c)	GAAP	Non-GAAP
Sales	$1,350 to $1,380	N/A	$1,370 to $1,395	N/A
Operating income	$111 to $127	$180 to $196	$136 to $148	$206 to $218
Net income	$60 to $73	$119 to $132	$83 to $93	$140 to $151
Diluted earnings per share	$1.80 to $2.20	$3.57 to $3.97	$2.49 to $2.79	$4.20 to $4.50
Effective tax rate	12.5% to 14.0%	15.5% to 17.0%	14.0% to 15.5%	16.0% to 17.5%

(a)   Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for Adjusted operating income, Adjusted net income, and Adjusted Earnings per Share (“EPS”), all from continuing operations, included in the “Preliminary Q3 2022” and “Full Year 2022 Outlook” above, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(b)   Adjusted operating income for the third quarter preliminary view consists of GAAP operating income, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, and acquisition and integration costs, totaling approximately $18 million, pre-tax. Adjusted net income and Adjusted EPS for the third quarter preliminary view consist of GAAP net income and diluted EPS, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, acquisition and integration costs, and gain or loss on equity investments totaling approximately $20 million, pre-tax. The after-tax impact of these items is estimated to be approximately $16 million, or approximately $0.48 per diluted share.

(c)   Adjusted operating income for the full year 2022 outlook consists of GAAP operating income, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, and acquisition and integration costs, totaling approximately $69 million, pre-tax. Adjusted net income and Adjusted EPS for 2022 consist of GAAP net income and diluted EPS, excluding items such as amortization of intangible assets, restructuring and restructuring-related charges, acquisition and integration costs, and gain or loss on equity investments totaling approximately $75 million, pre-tax. The after-tax impact of these items is estimated to be approximately $59 million, or approximately $1.77 per diluted share.

(d)   Adjusted effective tax rate refers to our full year 2022 GAAP effective tax rate, adjusted to reflect the full-year impact of the items that are excluded in providing adjusted net income and certain other identified items.

The Company plans to release financial and operational results for third quarter 2022 at 7 a.m. Central Time (CT) / 8 a.m. Eastern Time (ET) on Thursday, October 27, 2022. Following the release, Integer management will host a webcast at 8 a.m. CT / 9 a.m. ET to discuss these results. Other forward-looking and material information may also be discussed during this call.

Conference call details:

  Date:  Thursday, October 27, 2022
  Time:  8 a.m. CT / 9 a.m. ET
  Domestic dial-in number: (888) 330-3567
  International dial-in number: (646) 960-0842
  Conference ID:  9252310
  Webcast Registration: ITGR Q3 2022 Earnings Call

An audio replay will be available for 7 days and can be accessed by dialing (800) 770-2030 or (647) 362-9199 and using Conference ID 9252310. The conference call will also be available live or as an archived replay on the Investor Relations section of the Integer website at: investor.integer.net.

From time to time, the Company posts information that may be of interest to investors on its website at investor.integer.net. To automatically receive Integer financial news by email, please visit investor.integer.net and subscribe to email alerts.

About Integer®

Integer Holdings Corporation (NYSE:ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, the Company develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include Greatbatch Medical®, Lake Region Medical® and Electrochem®. Additional information is available at www.integer.net.

Contact Information

Tony Borowicz
Senior Vice President, Investor Relations
716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information

In addition to our preliminary view reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, and adjusted operating income.

Adjusted net income and adjusted EPS consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets, (ii) certain legal expenses, (iii) restructuring and restructuring- related charges; (iv) acquisition and integration related costs; (v) other general expenses; (vi) (gain) loss on equity investments; (vii) extinguishment of debt charges; (viii) European Union medical device regulation incremental charges, (ix) inventory step-up amortization; (x) unusual, or infrequently occurring items; (xi) the income tax provision (benefit) related to these adjustments and (xii) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by diluted weighted average shares outstanding.

We believe that the presentation of adjusted net income, adjusted EPS, and adjusted operating income provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.

Forward-Looking Statements

Some of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to; third quarter and full year 2022 performance, 2023 outlook, future sales, expenses, and profitability; customer demand; supplier performance (including delivery delays); costs (including wages, staffing levels and freight); future development and expected growth of our business and industry, including expansion of our manufacturing capacity; our ability to execute our business model and our business strategy, including completion and integration of current or future acquisition targets; having available sufficient cash and borrowing capacity to meet working capital, debt service and capital expenditure requirements for the next twelve months; projected capital spending; and other events, conditions or developments that will or may occur in the future. You can identify forward-looking statements by terminology such as “outlook,” “projected,” “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “project,” or “continue” or variations or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

  operational risks, such as the duration, scope and impact of the COVID-19 pandemic, including the evolving health, economic, social and governmental environments and the effect of the pandemic on our associates, suppliers and customers as well as the global economy; our dependence upon a limited number of customers; pricing pressures that we face from customers; our reliance on third party suppliers for raw materials, key products and subcomponents; our ability to attract, train and retain a sufficient number of qualified associates; the potential for harm to our reputation caused by quality problems related to our products; the dependence of our energy market-related revenues on the conditions in the oil and natural gas industry; interruptions in our manufacturing operations; our dependence upon our information technology systems and our ability to prevent cyber-attacks and other failures; and our dependence upon our senior management team and technical personnel;
  strategic risks, such as the intense competition we face and our ability to successfully market our products; our ability to respond to changes in technology; our ability to develop new products and expand into new geographic and product markets; and our ability to successfully identify, make and integrate acquisitions to expand and develop our business in accordance with expectations;
  financial risks, such as our significant amount of outstanding indebtedness and our ability to remain in compliance with financial and other covenants under our senior secured credit facilities; economic and credit market uncertainties that could interrupt our access to capital markets, borrowings or financial transactions; financial and market risks related to our international operations and sales; our complex international tax profile; and our ability to realize the full value of our intangible assets; and
  legal and compliance risks, such as regulatory issues resulting from product complaints, recalls or regulatory audits; the potential of becoming subject to product liability or intellectual property claims; our ability to protect our intellectual property and proprietary rights; our ability and the cost to comply with environmental regulations; our ability to comply with customer-driven policies and third party standards or certification requirements; our ability to obtain necessary licenses for new technologies; legal and regulatory risks from our international operations; and the fact that the healthcare industry is highly regulated and subject to various regulatory changes;

Except as may be required by law, we assume no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.